UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (date of earliest event reported):  April 21, 2021
Commission file number 0-21513
DXP Enterprises, Inc.
(Exact name of registrant as specified in its charter)

Texas	76-0509661
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

5301 Hollister			(713)	996-4700
Houston,	Texas	77040
(Address of principal executive offices)			(Registrant’s telephone number, including area code)

_________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of Each Class	Trading Symbol	Name of Exchange on which Registered
Common Stock par value $0.01	DXPE	NASDAQ Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ⃞
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 21, 2021, the Board of Directors (the “Board”) of DXP Enterprises, Inc. (the “Company”) elected Mr. Kent Yee as a director on the Board, effective immediately. In accordance with the Company’s Amended and Restated Bylaws, Mr. Yee will serve as a director until the 2021 Annual Meeting of Shareholders or until his successor is duly elected and qualified or his earlier resignation or removal.

This appointment reflects Mr. Yee’s tenure with the Company, strong business acumen and leadership skills and the important role he serves on the Company’s senior management team. Additionally, this formally puts DXP in the position to benefit from Mr. Yee’s in-depth financial, strategic, capital markets and human capital experience. The appointment also reflects the Company’s support of diversity and inclusion and of rewarding and promoting talented individuals who demonstrate their value to the Company, regardless of gender, age, race, ethnicity, national origin, culture, religious or political beliefs.

Mr. Yee currently serves as Chief Financial Officer and Senior Vice President Corporate Development and leads DXP's acquisitions, finance, accounting, business integration and human resource activities. During March 2011, Mr. Yee joined DXP from Stephens Inc.'s Industrial Distribution and Services team where he served in various positions and most recently as Vice President from August 2005 to February 2011. Prior to Stephens, Mr. Yee was a member of The Home Depot’s Strategic Business Development Group with a primary focus on acquisition activity for HD Supply. Mr. Yee was also an Associate in the Global Syndicated Finance Group at JPMorgan Chase. He has executed over 45 transactions including more than $1.5 billion in M&A and $3.4 billion in financing transactions primarily for change of control deals and numerous industrial and distribution acquisition and sale assignments. He holds a Bachelors of Arts in Urban Planning from Morehouse College and an MBA from Harvard University Graduate School of Business.

As an employee director will not receive any additional compensation or equity awards in connection with his service on the Board. There is no arrangement or understanding between Mr. Yee and any other persons pursuant to which Mr. Yee was appointed as a director, and Mr. Yee is not party to any transactions that would be reportable under Item 404(a) of Regulation S-K.
On April 21, 2021, the Company issued a press release announcing the appointment of Mr. Yee to the Board. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.
Item 9.01    Financial Statements and Exhibits
(d) Exhibits:

Exhibit	Description

Exhibit 99.1	Press Release dated April 21, 2021

Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

        DXP ENTERPRISES, INC.

April 21, 2021	By: /s/ Kent Yee
Kent Yee
Senior Vice President/Finance and Chief Financial Officer

By: /s/ Gene Padgett
Gene Padgett
Senior Vice President/Chief Accounting Officer